UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2015

Creative Realities, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Audrey Place, Fairfield, NJ 07004

(Address of principal executive offices)

(973) 244-9911

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 15, 2015, Creative Realities, Inc., together with its subsidiary entities Creative Realities, LLC, ConeXus World Global, LLC, and Broadcast International, Inc., entered into a Factoring Agreement with Allied Affiliated Funding, L.P. Under the Factoring Agreement, Allied Affiliated Funding, or “Allied,” will from time to time purchase approved receivables from the company and its subsidiaries up to a maximum amount of $3.0 million. Upon receipt of any advance under the Factoring Agreement, the company and its subsidiaries will have sold and assigned all of their rights in such receivables and all proceeds thereof to Allied. The purchase price for receivables bought and sold under the Factoring Agreement is equal to their face amount less a 1.10% base discount. To the base discount is added an additional .037% discount from the face value of a receivable for each day beyond 30 days that the receivable remains unpaid by the account debtor. The base discount is subject to adjustment in the event of changes in the prime lending rate as published by The Wall Street Journal. Allied will provide advances under the Factoring Agreement net of an applicable reserve amount, as specified in the agreement.

The obligations of the company and its subsidiaries under the Factoring Agreement are secured by the substantially all of the assets of the company and its subsidiaries. Allied has the right under the Factoring Agreement to require the company to repurchase any receivable earlier sold for a purchase price equal to the face value of the receivable.

The Factoring Agreement has an initial term of one year, subject to potential one-year renewals thereafter, unless earlier terminated (or not renewed) in accordance with the agreement. The company may terminate the Factoring Agreement at any time prior to the expiration of the initial term (or a renewal period) upon payment to Allied of an early termination fee equal to $37,500.

The disclosures above describe are qualified by the text of the actual Factoring Agreement, which is attached as an exhibit to this report.

Offer and Sale of Secured Convertible Promissory Note

On October 15, 2015, Creative Realities, Inc. entered into a Securities Purchase Agreement with an accredited investor under which it offered and sold a secured convertible promissory note in the principal amount of $500,000 together with a five-year warrant to purchase up to 892,857 shares of common stock at a per-share price of $0.28, in a private placement exempt from registration under the Securities Act of 1933. The company’s principal subsidiaries — Creative Realities, LLC, Wireless Ronin Technologies Canada, Inc., and Conexus World Global, LLC — were also parties to the Securities Purchase Agreement and are co-makers of the secured convertible promissory note. Obligations under the secured convertible promissory note are secured by a grant of collateral security in all of the personal property of the co-makers pursuant to the terms of a security agreement.

The secured convertible promissory note bears interest at the rate of 14% per annum. Of this amount, 12% per annum is payable monthly in cash, and the remaining 2% per annum is payable in the form an additional principal through increases in the principal amount of the note. Upon the consummation of a change in control transaction of the company or a default, interest on the secured convertible promissory note will increase to the rate of 17% per annum. The secured convertible promissory note matures on April 15, 2017, unless the holder of a note elects to extend the maturity date for an additional six-month period, in which case such note will mature on October 15, 2017. At any time prior to the maturity date, the holder of a promissory note may convert the outstanding principal and accrued and unpaid interest into common stock of the company at a conversion rate of $0.28 per share, subject to adjustment. The company may not prepay the secured convertible promissory note prior to the maturity date. The secured convertible promissory note contains other customary terms.

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Creative Realities, Inc. offered and sold the above-described note and warrant in reliance on the statutory exemption from registration under Section 4(a)(2) of the Securities Act, including Rule 506 promulgated thereunder, based on the fact that the investor was an accredited investor. The offer and sale of securities in the private placement were not registered under the Securities Act of 1933, and therefore such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. In connection with the private placement of the securities, the company paid commissions to a placement agent aggregating $25,000. The disclosure about the private placement contained in this report do not constitute an offer to sell or a solicitation of an offer to buy any securities of Creative Realities, Inc., and are made only as required under applicable rules for filing current reports with the SEC, and as permitted under Rule 135c of the Securities Act of 1933.

In connection with the offer and sale of the above-described secured convertible promissory note, the company entered into extension agreements with the holders of two earlier purchased secured convertible promissory notes, dated as of June 23, 2015, containing terms substantially similar to those in the secured convertible promissory note. The company entered into the extension agreements primarily to extend the maturity date of those notes to April 15, 2017.

Amendment to Merger Agreement

On October 15, 2015, Creative Realities, Inc. entered into an Amendment to Agreement and Plan of Merger and Reorganization with ConeXus World Global, LLC, in order to amend certain terms and conditions of an Agreement and Plan of Merger and Reorganization, dated August 11, 2015. The amendment reduced the number of shares of the company’s Series A-1 Preferred Stock to be issued in the merger from 2,250,000 shares to 2,080,000, required the conversion of $823,000 of debt of ConeXus World Global into (i) 2,639,258 shares of company common stock (and correspondingly reduces the number of shares of company common stock issuable in the merger), and (ii) $150,000 in principal amount of convertible debt of the Creative Realities, Inc. The terms and conditions of this convertible debt is substantially identical to the terms and conditions of the secured convertible promissory note described under the “Offer and Sale of Secured Convertible Promissory Note” caption above.

The foregoing is qualified by the text of the actual Amendment to Agreement and Plan of Merger and Reorganization. That agreement is attached as an exhibit to this report. In addition, the disclosures in Item 5.02 regarding the employment agreement entered into with Richard Mills is incorporated herein by this reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Merger with Conexus World Global

On October 15, 2015, Creative Realities, Inc. completed the acquisition of ConeXus World Global, LLC, in a merger transaction governed by an Agreement and Plan of Merger and Reorganization, dated August 11, 2015, as amended in the manner described above under Item 1.01 – “Amendment to Merger Agreement.” As a result of the merger transaction, ConeXus World Global, LLC is now a wholly owned operating subsidiary of Creative Realities, Inc. The merger was completed by the filing of articles of merger with the Kentucky Secretary of State.

At the effective time of the merger, and pursuant to the amended Agreement and Plan of Merger and Reorganization, the debtholders and members of ConeXus received a total of 1,664,000 shares of Series A-1 Preferred Stock and 16,000,000 shares of common stock of the Company, with an additional 416,000 shares of Series A-1 Preferred Stock and 4,000,000 shares of common stock being held back pending the completion of a reorganization of the capital structure of a Belgian affiliate of ConeXus. If such reorganization does not occur prior to March 31, 2016, then the shares held back will not be issued to the former security holders of ConeXus.

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At the effective time of the merger, the Board of Directors of Creative Realities, Inc. appointed Richard Mills to the company’s board and appointed Richard Mills as the company’s Chief Executive Officer. In connection with this appointment, the company entered into an employment agreement with Mr. Mills. See Item 5.02 for further information.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures in Item 1.01 regarding the sale of secured convertible promissory notes are hereby incorporated into this Item. Obligations under the notes may be accelerated upon customary events, such as payment defaults and events of bankruptcy.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 regarding the offer and sale of secured convertible promissory notes and related warrants are hereby incorporated into this Item.

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)	Termination of Baker Tilly Virchow Krause, LLP

Effective as of October 15, 2015, the Board of Directors of Creative Realities, Inc. (formerly Creative Realities, LLC) has dismissed Baker Tilly Virchow Krause, LLP as the company’s independent registered public accounting firm.

The reports of Baker Tilly Virchow Krause, LLP on the company’s consolidated balance sheets as of December 31, 2014 and December 31, 2013, and the related consolidated statements of operations, changes in equity and cash flows for the years then ended, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the Baker Tilly Virchow Krause, LLP’s report for the year ended December 31, 2013 included an explanatory paragraph referring to the company’s going concern uncertainty.

During the fiscal years ended December 31, 2014 and December 31, 2013, and through October 15, 2015, there were no disagreements with Baker Tilly Virchow Krause, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Baker Tilly Virchow Krause, LLP, would have caused it to make reference to the subject matter of the disagreement in connection with their reports on the company’s financial statements for such periods.

Further, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, during the fiscal years ended December 31, 2014 and December 31, 2013, and through October 15, 2015, except in its assessment of the effectiveness of internal control over financial reporting as of December 31, 2014, the company’s management identified certain material weaknesses in internal controls relating to deficient processes to close the consolidated monthly financial statements, recognize revenue from sales orders, track and value inventory, and failure to have an independent financial expert on its Board of Directors. Consequently, the company’s management concluded that its internal control over financial reporting was not effective as of December 31, 2014.

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Creative Realities, Inc. has provided Baker Tilly Virchow Krause, LLP with a copy of the foregoing disclosure and requested that Baker Tilly Virchow Krause, LLP provide the company with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the statements made by the company in response to this item.

(b)	Engagement of Eisner Amper LLP

Effective as of October 15, 2015, the Board of Directors of Creative Realities, Inc. has engaged Eisner Amper LLP as its independent registered public accounting firm to audit the company’s financial statements for the fiscal year ending December 31, 2015.

Prior to the engagement of Eisner Amper LLP, neither Creative Realities, Inc. nor anyone on behalf of the company consulted with Eisner Amper LLP during the fiscal years ended December 31, 2014 and December 31, 2013, and through October 15, 2015, in any manner regarding either: (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the company’s financial statements, or (b) a disagreement or a reportable event, as defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2015, Richard Mills was appointed to the Board of Directors of Creative Realities, Inc. Mr. Mills also became the Chief Executive Officer of the company. As a result of this appointment, Mr. John Walpuck is no longer the Chief Executive Officer of the company, but retained his titles of Chief Financial Officer and Chief Operating Officer.

Mr. Richard Mills possesses over 31 years of industry experience. He was previously Chief Executive Officer of ConeXus World Global, a leading digital media services company, which he founded in 2010, and which was acquired by Creative Realities as reported herein. Prior to founding ConeXus, Mr. Mills was President and Director at Beacon Enterprise Solutions Group, Inc., a public telecom and technology infrastructure services provider. Previous to that, he joined publicly traded Pomeroy Computer Resources, Inc. in 1993 and served as Chief Operating Officer and a member of the Board of Directors from 1995 until 1999. Mr. Mills helped grow sales at Pomeroy during his time there from $100 million to $700 million. Mr. Mills was also a founder of Strategic Communications LLC.

In connection with the appointment of Richard Mills as the company’s Chief Executive Officer, the company entered into an employment agreement with Mr. Mills. Under the employment agreement, Mr. Mills will serve as the company’s Chief Executive Officer for a two-year term, which automatically renews for additional one-year periods unless either the company or Mr. Mills elects not to extend the term. The agreement provides for provides for an initial annual base salary of $270,000, subject to annual increases but generally not subject to decreases, and includes provisions for the right to receive up to 4,951,557 performance shares of common stock in connection with a series of performance-based requirements. Under the agreement, Mr. Mills is eligible to participate in performance-based cash bonus or equity award plans for the company’s senior executives. Mr. Mills will participate in the company’s employee benefit plans, policies, programs, perquisites and arrangements to the extent he meets applicable eligibility requirements.

In the event of a termination of employment for “good reason,” as defined, without “cause,” as defined, or within 12 months following a “change in control,” as defined, other than for reason of death, disability or for cause, Mr. Mills will be entitled to receive a severance payment equal to six months of his then-current base salary or, if Mr. Mills shall have been employed by the company for at least one year, 12 months of his then-current base salary. The agreement provides that any severance payments would be paid in installments over the course of a one-year period.

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The agreement contains certain non-solicitation and non-competition provisions that continue after employment for a period of one year, as well as other customary restrictive and other covenants relating to the confidentiality of information, the ownership of inventions and other matters.

Item 8.01	Other Events.

On October 20, 2015, Creative Realities, Inc. issued a press release describing the foregoing financing and merger transactions. A copy of the press release is filed as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Amendment to Merger Agreement, dated as of October 15, 2015 (filed herewith).
10.1	Factoring Agreement dated as of October 15, 2015 (filed herewith).
16	Letter from Baker Tilly Virchow Krause, LLP to U.S. Securities and Exchange Commission (filed herewith).
99.1	Press Release dated October 20, 2015 (filed herewith).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creative Realities, Inc.

Date: October 21, 2015	By:	/s/ John Walpuck
JOHN WALPUCK
Chief Financial Officer

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Exhibit INDEX

Exhibit No.	Description
2.1	Amendment to Merger Agreement, dated as of October 15, 2015.
10.1	Factoring Agreement dated as of October 15, 2015.
16	Letter from Baker Tilly Virchow Krause, LLP to U.S. Securities and Exchange Commission.
99.1	Press Release dated October 20, 2015.

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